Exhibit 99.1

Yum China Board Appoints David Hoffmann to the Board of Directors

Shanghai, China (July 17, 2023) -- Yum China Holdings, Inc. (NYSE: YUMC and HKEX: 9987) today announced the appointment of Mr. David Hoffmann to the Board of the Directors, effective immediately. Mr. Hoffmann will serve as a member of the Audit Committee of the Board. Following the appointment, the Board is comprised of 10 directors, nine of whom are independent.

“We are honored to have Dave join our Board of Directors,” said Yum China’s Independent Chairman Dr. Fred Hu. “Dave brings to us unique perspectives through his leadership experience in the global restaurant industry, strong operational expertise, and deep knowledge about doing business in China and Asia Pacific. I am confident he will prove a valuable addition to our Board.”

Joey Wat, CEO of Yum China commented, “Dave’s extensive experience in spearheading operational and business transformations will be invaluable as we continue to execute our RGM (Resilience-Growth-Moat) strategy. I look forward to Dave’s insights and contribution to our Board as together we work to deliver sustainable growth and long-term shareholder value.”

David Hoffmann, age 55, has served as the chairman and chief executive officer of Mammoth Holdings, a Dallas-based conveyor car wash operator since October 2021. Prior to joining Mammoth Holdings, Mr. Hoffmann held a variety of top leadership positions in the global quick service restaurant industry. Mr. Hoffmann served as Director and CEO of Dunkin’ Brands from 2018 to 2020 and as President, Dunkin’ U.S. from 2016 to 2018. Prior to joining Dunkin’ Brands, Mr. Hoffmann served as an executive for McDonald’s Corporation for 20 years in increasing areas of international responsibility, including as President of High Growth Markets, President of Asia Pacific, Middle East & Africa (APMEA), Senior Vice President and Restaurant Support Officer for APMEA, Vice President of Strategy, Insights and Development for APMEA, and Executive Vice President of McDonald’s Japan. Mr. Hoffmann received his master’s degree of business administration (MBA) from the University of Chicago in 1996.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report

on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has over 400,000 employees and operates over 13,000 restaurants under six brands across 1,800 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. Taco Bell offers innovative Mexican-inspired food. Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:

Tel: +86 21 2407 7556 / +852 2267 5801

IR@YumChina.com

Media Contact:

Tel: +86 21 2407 7510

Media@YumChina.com